Exhibit 10.68

MATSON, INC.

ADDENDUM TO

AWARD AGREEMENTS FOR OUTSTANDING EQUITY AWARDS

RECITALS

A.        Matson, Inc., a Hawaii corporation (the “Corporation”) sponsors the Matson, Inc. 2007 Incentive Compensation Plan, as amended (the “2007 Plan”) and the Matson, Inc. 2016 Incentive Compensation Plan (the “2016 Plan” and, together with the 2007 Plan, the “Matson Plans”).

B.         In light of recent changes to the financial accounting standards applicable to the Corporation, the Corporation has determined that it is in the best interests of the shareholders of the Corporation to adopt this addendum (the “Addendum”), which shall only apply to equity awards granted under the Matson Plans that are outstanding as of the Addendum Effective Date.

C.         Notwithstanding the provisions regarding automatic withholding procedures included in the award agreements memorializing the equity awards granted under the Matson Plans that are outstanding as of the Addendum Effective Date, this Addendum shall govern the withholding of applicable federal and state income and employment or any other withholding taxes to which the holder of an award under the Matson Plans may become subject in connection with the issuance, exercise, vesting or settlement of such award or the issuance of Shares thereunder.

D.        All capitalized terms in this Addendum not otherwise defined shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby resolved that:

1.         Restricted Stock Units and Performance Share Awards.  The following provisions shall govern the automatic withholding procedures for equity awards (other than stock option awards) granted to Participants under the Matson Plans that are unvested as of the Addendum Effective Date.

(i)         On each applicable issuance date, the Corporation shall withhold, from the vested Shares otherwise issuable to Participant at that time, a portion of those Shares with a Fair Market Value (measured as of the issuance date) equal to the applicable Withholding Taxes as determined by the Corporation; provided, however, that the number of  Shares which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates, except as provided in Section 1(ii) below (the “Applicable Award Withholding Rate”).

(ii)       The amount which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.  However, Participant may elect an alternate Applicable Award Withholding Rate equal to the maximum statutory tax rate for the applicable withholding tax in Participant’s applicable jurisdictions (the “Alternate Withholding Rate”).  To request an Alternate Withholding Rate, the Participant must complete and return to the Corporation the Corporation’s Form of Alternate Withholding Rate (the “Alternate Rate Form”) within the timeframe provided for by the Corporation.  The Alternate Rate Form can be obtained from the Corporation’s Human Resources Department.  Any election of an Alternate Withholding Rate under an Alternate Rate Form will become the default Applicable Award Withholding Rate with respect to all of Participant’s outstanding equity awards (including options exercised during the applicable period) until a new Alternate Withholding Rate Form is filed with the Corporation in accordance with the administrative procedures provided for by the Corporation.  An Alternate Withholding Rate is subject to the Corporation’s approval and can be approved or denied in its sole discretion. Notwithstanding the foregoing, in the event Participant is determined to be subject to Section 16 of the 1934 Act (a “Section 16 Participant”) at the time of settlement, the Alternate Withholding Rate must be approved by the Corporation’s Compensation Committee.

(iii)      Notwithstanding the foregoing provisions of this Paragraph 1, the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the Shares or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares or other amounts vest under the applicable award agreement.  Accordingly, to the extent the applicable issuance date for one or more vested Shares or the distribution date for such other amounts is to occur in a year subsequent to the calendar year in which those Shares or other amounts vest, the Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest, deliver to the Corporation a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts.  The provisions of this Paragraph 1(iii) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Section 3121(v) of the Internal Revenue Code.

For the avoidance of doubt, the terms of this Paragraph 1 are not meant to and do not limit the Corporation’s right to, in its sole discretion and subject to the following sentence, establish a procedure to permit the satisfaction of the Withholding Taxes in the form of cash.

2.         Stock Option Awards.  The following provisions shall govern the automatic withholding procedures for stock option awards granted to Participants under the Matson Plans that are unvested or outstanding and exercisable as of the Addendum Effective Date:

(i)         The Corporation shall withhold, at the time of the option exercise, a portion of the purchased Option Shares with an aggregate Fair Market Value (measured on the exercise date) equal to the applicable Withholding Taxes; provided,  however, that the number of the Option Shares so withheld shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates, except as provided in Section 2(ii) below (the “Applicable Withholding Rate”).

(ii)       The amount which the Corporation shall be required to so withhold shall not exceed in Fair Market Value the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.  However, Participant may elect an alternate Applicable Withholding Rate equal to the maximum statutory tax rate for the applicable withholding tax in Participant’s applicable jurisdictions (the “Alternate Withholding Rate”). To request an Alternate Withholding Rate, the Participant must complete and return to the Corporation the appropriate Corporation’s Form of Alternate Withholding Rate (the “Alternate Rate Form”) within the required timeframe provided for by the Corporation.  The Alternate Rate Form can be obtained from the Corporation’s Human Resources Department. Any election of an Alternate Withholding Rate under an Alternate Rate Form will become the default Applicable Withholding Rate with respect to all of Participant’s outstanding equity awards (including options exercised during the applicable period) until a new Alternate Rate Form is filed with the Corporation in accordance with the administrative procedures provided for by the Corporation.  An Alternate Withholding Rate is subject to the Corporation’s approval and can be approved or denied in its sole discretion. Notwithstanding the foregoing, in the event Participant is determined to be subject to Section 16 of the 1934 Act at the time of settlement, the Applicable Withholding Rate the Alternate Withholding Rate must be approved by the Corporation’s Compensation Committee.

For the avoidance of doubt, the terms of this Paragraph 2 are not meant to and do not limit the Corporation’s right to allow for a Participant to otherwise make satisfactory arrangements with the Corporation’s Human Resources Department, on or before the expiration of the designated notification period preceding the exercise of the option, to pay the applicable Withholding Taxes through the delivery of a check or wire transfer payable to the Corporation in the amount of such Withholding Taxes.

3.   Miscellaneous.  Other than the rules governing the automatic withholding procedures for equity awards as set forth in this Addendum, the remaining terms and provisions of each award granted under the Matson Plans that is outstanding as of Addendum Effective Date are the same as the terms and provisions that were in effect under each of the corresponding award agreements at the Addendum Effective Date.

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.        Addendum Effective Date shall mean the date on which the Compensation Committee of the Board of Directors of the Corporation adopted the Addendum.

B.         Fair Market Value shall mean (i) with respect to equity awards granted under the 2007 Plan, the definition of “Fair Market Value” included in the 2007 Plan and applicable equity award agreement and (ii) with respect to equity awards granted under the 2016 Plan, the definition of “Fair Market Value” included in the 2016 Plan and the applicable equity award agreement.

C.         Option Shares shall mean the number of Shares subject to the stock option as specified in the applicable grant notice under the 2007 Plan.

D.        Participant shall mean the person to whom an award of equity-based compensation has been made pursuant to the Matson Plans and applicable award agreements thereunder.

E.         Shares shall mean shares of the Corporation’s common stock.

F.         Withholding Tax shall mean the applicable federal, state and local income and employment withholding taxes and any other withholding taxes to which the holder of an award under the Matson Plans may become subject in connection with the issuance, exercise or vesting of such award or the issuance of Shares thereunder.